Exhibit 23.1




MADSEN & ASSOCIATED, CPA'S INC.                         684 East Vine Street, #3
Certified Public Accountants and Business                    Murray, Utah, 84107
     Consultant Board                                     Telephone 801-268-2632
                                                               Fax: 801-262-3978


               CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We have issued our report dated December 20, 2004, accompanying the audited financial statements of Visualant, Incorporated at September 30, 2004, and the related statements of operations, stockholders' equity, and cash flows for the years ended September 30, 2004 and 2003 and hereby consent to the incorporation by reference to such report in a Registration Statement on Form SB-2.

July 27, 2005

                                             /s/ Madsen & Associates, CPA's Inc.
                                             -----------------------------------
                                                 Madsen & Associates, CPA's Inc.